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                    MASTER LOAN SALE AGREEMENT
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                              between


                             [SELLER]


                                and


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             FEDERAL AGRICULTURAL MORTGAGE CORPORATION
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                            dated as of

                              [Date]



                         TABLE OF CONTENTS


SECTION 1. DEFINITIONS                                            1
      1.1  Defined Terms                                          1
      1.2  Other Definitional Provisions                          5

SECTION 2. SALE AND PURCHASE OF LOANS                             7
      2.1  Agreement to Sell and Purchase                         7
      2.2  Conveyance of Qualified Loans
72.3  Conveyance of Mortgage Servicing Documents                  9
      2.4  Delivery of Payment; Place of Closing                 10

SECTION 3. CONDITIONS PRECEDENT                                  10
      3.1  Conditions Precedent to Obligations of Parties        10
      3.2  Conditions Precedent to Obligations of Seller         10
      3.3  Conditions Precedent to Obligations of Farmer Mac     11

SECTION 4. REPRESENTATIONS AND WARRANTIES                        11
      4.1  Representations and Warranties of Farmer Mac          11
      4.2  Representations and Warranties of the Seller          12
      4.3  Replacement of Defective Loans                        18
      4.4  Absolute and Unconditional Obligations                18

SECTION 5. COVENANTS                                             19
      5.1  Affirmative Covenants of the Seller                   19

SECTION 6. INDEMNIFICATION                                       20
      6.1  General                                               20
      6.2  Breaches of Representations and Warranties            20

SECTION 7. MISCELLANEOUS                                         21
      7.1  Loan Sale Supplements                                 21
      7.2  No Waiver; Cumulative Remedies                        21
      7.3  Counterparts                                          21
      7.4  Governing Laws                                        21
      7.5  Notices                                               21
      7.6  Survival and Termination of Agreement                 22
      7.7  Entire Agreement                                      22
      7.8  Waiver of Jury Trial                                  22
      7.9  Severability                                          22
     7.10 Assignability                                          22
     7.11 Third Party Beneficiaries                              22



                             EXHIBITS



LOAN SALE SUPPLEMENT                                     Exhibit A

SECRETARY'S CERTIFICATE OF FARMER MAC                    Exhibit B

SECRETARY'S CERTIFICATE OF SELLER                        Exhibit C

FORM OF OPINION OF COUNSEL TO WESTERN FARM CREDIT BANK   Exhibit D

                    MASTER LOAN SALE AGREEMENT


      MASTER LOAN SALE AGREEMENT, dated as of June 1, 1996 (this "Agreement"), between [Seller] (the "Seller") and the Federal Agricultural Mortgage Corporation, a federally chartered institution of the Farm Credit System ("Farmer Mac").

                       W I T N E S S E T H:

      WHEREAS, the Seller owns or will own certain agricultural real estate mortgage loans (the "Qualified Loans") to be identified on the Schedule of Qualified Loans (as hereinafter defined) attached to each Loan Sale Supplement.

      WHEREAS, the Seller desires to sell and Farmer Mac desires to purchase the Qualified Loans upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

                      SECTION 1. DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the terms defined in the caption or in the recitals hereto shall have the meanings set forth therein, and the following terms shall have the following meanings:

      "Act": Title VIII of the Farm Credit Act of 1971, as amended.

      "Additional Collateral Documents": As to any Qualified Loan, any security documents (including any UCC-1, UCC-2 or UCC-3 Financing Statement) other than those listed in clauses (i) through (v) of Section 2.2(b), that are delivered to Farmer Mac or its designee and evidence rights or interests in the related Mortgaged Property.

      "Agricultural Real Estate": As defined in the Act and the Securities Guide.

      "Appraisal Standards": The appraisal standards established by Farmer Mac and set forth in the Securities Guide.

      "Appraised Value": The appraised value of a Mortgaged Property, which is the appraised value based upon the appraisal conducted in accordance with the Appraisal Standards less than six months prior to the Seller's approval for purchase or the Seller's origination of the Qualified Loan, which approval or origination shall have occurred not more than six months prior to the Cut-Off Date.

      "Assignment": An assignment of a Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to Farmer Mac or its designee.

      "Borrower":  The obligor under a Qualified Loan.

      "Business Day": Any other day than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in the States of Minnesota, New York or [Seller's jurisdiction] are required or authorized by law to be closed, (iii) a day on which the wire transfer system of the Federal Reserve Bank of New York is closed or (iv) a day on which Farmer Mac is closed.

      "Closing Date": As defined in the Loan Sale Supplement.

      "Collection Period":  As defined in the Loan Sale Supplement.

      "Contractual Obligations": As to any Person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of the property owned by it is bound.

      "Custodian": First Trust National Association or its successor in interest, including any corporation, association or bank that purchases substantially all of the corporate trust business of the Custodian, or its permitted successor as custodian for Farmer Mac or its designee.

      "Cut-Off Date":  As defined in the Loan Sale Supplement.

      "Cut-Off Date Principal Balance": As to any Qualified Loan other than an Eligible Substitute Qualified Loan, the unpaid principal balance thereof at the Cut-Off Date after giving effect to all installments of principal due on or prior thereto, whether or not received. As to any Eligible Substitute Qualified Loan, the unpaid principal balance thereof as of the beginning of the Collection Period during which such Eligible Substitute Qualified Loan was assigned to Farmer Mac or its designee.

      "Defective Qualified Loan": A Qualified Loan as to which a representation or warranty made by the Seller under Section 4.2 has been breached and that consequently is required to be replaced with an Eligible Substitute Qualified Loan by such Seller or repurchased by such Seller pursuant to Section 2.2 (g) or 4.3.

      "Due Date": As to any Qualified Loan, any date upon which a scheduled installment of principal and interest on such Qualified Loan is due in accordance with the terms of the related Mortgage Note.

      "Eligible Substitute Qualified Loan": A Qualified Loan that is substituted for a Defective Qualified Loan pursuant to Section 2.2 (g) or 4.3 and that has characteristics that are acceptable to Farmer Mac, in its sole discretion.

      "Environmental Statute": Any Federal, state or local law, ordinance, rule or regulation including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; and any regulations adopted and publications promulgated pursuant to each of the foregoing.

      "Farmer Mac": The Federal Agricultural Mortgage Corporation, a federally chartered institution of the Farm Credit System and instrumentality of the United States, or any successor corporation or entity. The term Farmer Mac, when used to refer to the entity purchasing or holding the Qualified Loans, shall also include any entity designated by Farmer Mac to be the holder of the Qualified Loans.

      "Governmental Authority": Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Hazardous Materials": Any flammable explosives, radioactive materials or any other materials, wastes or substances defined as hazardous materials, hazardous wastes or hazardous or toxic substances by any Environmental Statute or by any Federal, state or local governmental authority having or claiming jurisdiction over the Mortgaged Property.

      "Installment Payment": As to any Qualified Loan and any Due Date, any payment of principal and/or interest thereon in accordance with the amortization schedule of such Qualified Loan (after adjustment for any curtailments occurring prior to the Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

      "Loan Sale Supplement": An instrument substantially in the form of Exhibit A hereto executed by Farmer Mac and the Seller pursuant to Section 2.2 hereof which supplements this Master Loan Sale Agreement and identifies the Qualified Loans being sold to Farmer Mac by the Seller on the Closing Date identified therein and sets forth the terms of the sale.

      "Loan-to-Value Ratio": As of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Qualified Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property as of the date of the appraisal performed in accordance with the Appraisal Standards.

      "Mortgage": A mortgage, deed of trust or other instrument that constitutes a first lien on an interest in real property securing a Mortgage Note.

      "Mortgage   File":   The   mortgage   documents   listed   in
subsection 2.2(b) pertaining to the particular Qualified Loan.

      "Mortgage Note": The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Borrower under a Qualified Loan.

      "Mortgage Rate": As to any Qualified Loan, the rate of interest borne by the related Mortgage Note.

      "Mortgaged  Property":  The  property  securing  a  Qualified
Loan.

      "Mortgage Servicing Documents": The custodial documents, servicing documents, escrow documents, if any, the original appraisal, including any updates thereto, which was the basis for the Appraised Value, and all other documents, records, and tapes necessary for prudent servicing in accordance with the Seller's standards for mortgage loan servicing, and such other papers and documents, tax receipts, insurance policies, insurance premium receipts, water stock certificates, ledger sheets, payment records, insurance claim files and correspondence, foreclosure files and correspondence, current and historical computerized data files and other papers and records of whatever kind or description, whether developed or originated by the Seller.

      "Officers' Certificate": As to any Person, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, Senior Vice President, Vice President or Second Vice President, and any of the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of such Person delivered pursuant to this Agreement.

      "Opinion   of   Counsel":   A  written   opinion  of  counsel
acceptable to Farmer Mac.

      "Person": An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

      "Qualified Loans":  As defined in the recitals.

      "Purchase Price":  As specified in the Loan Sale Supplement.

      "Repurchase Price": With respect to any Qualified Loan required to be purchased on any date pursuant to Section 4.2, an amount equal to the sum of (i) 100% of the unpaid principal balance thereof as shown on the Schedule of Qualified Loans less any principal payments made in respect of such Qualified Loan and (ii) the unpaid accrued interest at the Net Mortgage Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Borrower to the next Due Date for such Qualified Loan; and (iii) if the date of repurchase by the Seller occurs after the Qualified Loan has been securitized, any Yield Maintenance Amount that would be payable under the terms of the related Mortgage Note as if a Principal Prepayment in Full were made on the date of repurchase by the Seller and such Yield Maintenance Amount were calculated based on interest accruing at the Net Mortgage Rate less the sum of
(x) the Guarantee Fee Rate and (y) the Trustee Fee Rate (each of the Guarantee Fee Rate and the Trustee Fee Rate having the meaning given such term in the applicable securitization documents).

      "Schedule of Qualified Loans": The list of Qualified Loans transferred to Farmer Mac or its designee on the Closing Date and attached to and made part of the Loan Sale Supplement in the form and containing the information set forth in Attachment I thereto, which list may be amended pursuant to Section 4.3 upon conveyance of an Eligible Substitute Qualified Loan. Such schedule, which shall be in hard copy and in machine readable format to Farmer Mac and the Custodian, may consist of multiple reports that collectively set forth all of the information requested.

      "Scheduled Principal Balance": As to any Qualified Loan and any Due Date, the principal balance of such Qualified Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (after adjustments for curtailments occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to the payment of principal due prior to such Due Date, whether or not received from the related Borrower.

      "Securities Guide": The publication entitled "Federal Agricultural Mortgage Corporation Securities Guide," release dated April 10, 1992, as modified by any guide update or bulletin or as replaced by any other publication of Farmer Mac identified by Farmer Mac as a "Selling Guide" or as a "Servicing Guide."

      "Servicing Officer": Any officer of the Seller involved in, or responsible for, the administration and servicing of the Qualified Loans whose name and specimen signature appears on a list of servicing officers furnished to Farmer Mac or its designee by the Seller on the applicable Closing Date, as such list may from time to time be amended by delivery of written notice by an existing Servicing Officer.

      "Substitution Adjustment Principal Amount": As of any date of substitution, the amount, if any, by which the unpaid principal balance of any Defective Qualified Loan for which one or more Eligible Substitute Qualified Loans are substituted on such date of substitution exceeds the aggregate Scheduled Principal Balances of the related Eligible Substitute Qualified Loans.

      1.2  Other Definitional Provisions

           (a) The words "hereof", "herein" and "hereunder" and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, attachment, schedule and exhibit references are to this Agreement unless otherwise specified.

           (b) The meaning given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

           (c) Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Securities Guide.

               SECTION 2. SALE AND PURCHASE OF LOANS

      2.1 Agreement to Sell and Purchase. Upon the basis of the representations, warranties and agreements herein contained and upon the terms and subject to the conditions set forth herein, Seller agrees to sell to Farmer Mac and Farmer Mac agrees to purchase from Seller on each Closing Date, the Qualified Loans identified in the related Schedule of Qualified Loans for the applicable Purchase Price.

      2.2  Conveyance of Qualified Loans.

           (a) On each Closing Date, concurrently with the execution and delivery of each Loan Sale Supplement and the payment to the Seller of the Purchase Price, the Seller shall sell, transfer, assign, set-over and convey to Farmer Mac or its designee (as Farmer Mac shall designate in writing prior to such Closing Date) all the right, title and interest of the Seller in and to the Qualified Loans. The parties hereto agree that the delivery to the Custodian of any Assignment as contemplated in paragraph (b)(iii) shall be deemed to have taken place immediately after the vesting of title in and to the Qualified Loans in the Custodian on behalf of Farmer Mac, which vesting will have occurred by virtue of the execution by Seller and Farmer Mac of the Loan Sale Supplement, dated the Closing Date, and the delivery of the Mortgage Notes endorsed as described in paragraph (b)(i).

           (b) In connection with such transfer and assignment described in clause (a) above, Seller will deliver to, or deposit with, the Custodian on behalf of Farmer Mac, the following documents or instruments with respect to each Qualified Loan so assigned:

                 (i) The Mortgage Note, endorsed in the following form: "Pay to the order of First Trust National Association, as Custodian/Trustee without recourse" and showing an unbroken chain of endorsements from the original lender thereof to the Person endorsing it to the Custodian;

                (ii) The Mortgage with evidence of recording indicated thereon or, if (x) the public recording office retains the original of the Mortgage or (y) the Custodian receives a certificate of a Servicing Officer certifying that the original of the Mortgage is lost, missing or destroyed, a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage;

                (iii) A copy of the original Assignment in the form "First Trust National Association, as Custodian/Trustee" which assignment or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect (a copy of such blanket assignment to be delivered in each applicable Mortgage File) and any intervening assignments in original recorded form evidencing an unbroken chain of assignments from the initial assignor to the Custodian. If the Assignment is not complete due to the lack of necessary recording information for insertion in the Assignment as of the applicable Closing Date, the original Assignment shall be retained by the Seller until such time as the necessary information becomes available, at which time the Seller shall promptly complete the Assignment and forward it to the appropriate office for recordation. Upon completion of recordation, the Seller will forward the original documents (or cause the original documents to be forwarded) to the Custodian;

                (iv) Evidence of title to the Mortgaged Property (either in the form of an original opinion from an attorney or firm of attorneys or an original or certified copy of a lender's title insurance policy or binding title insurance commitment issued by a title insurance company);

                 (v) Either (1) the original of each modification agreement and each assumption agreement, if any, relating to such Qualified Loan or, if (x) the public recording office retains the original of the modification or assumption agreement or (y) the Custodian receives a certificate of a Servicing Officer certifying that the original of the modification or assumption agreement is lost, missing or destroyed, a copy of the modification (with respect to the Mortgage) or assumption agreement certified by the public recording office in which such Mortgage was recorded to be a true and complete copy of the original modification or assumption agreement, or (2) a signed statement of the Seller that there is no modification agreement or assumption agreement relating to such Qualified Loan (such statement may be part of a list of Qualified Loans as to which no modification agreement or assumption agreement exists); and

                (vi) Any Additional Collateral Documents relating to such Qualified Loan or a signed statement of the Seller that there is no Additional Collateral Document relating to such Qualified Loan (such statement may be part of a list of Qualified Loans as to which no Additional Collateral Document exists).

           (c) (i) The Seller acknowledges and understands that ownership of each document comprising a Mortgage File subsequent to the Closing Date is vested in the Custodian on behalf of Farmer Mac. The Seller hereby agrees not to take any action inconsistent with such ownership.

                (ii) In the event that, in connection  with any Qualified  Loan, the Seller cannot deliver or cause the delivery of the Mortgage or any modification or assumption agreement with evidence of recording thereon solely because of a delay caused by the public recording office where such Mortgage or modification or assumption agreement has been delivered for recordation, the Seller shall deliver or cause to be delivered to the Custodian a photocopy, certified to be true and correct, of such Mortgage or modification or assumption agreement, as the case may be. The Seller shall promptly deliver or cause to be delivered to the Seller such Mortgage or modification or assumption agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording official.

           (d) Documents taken as security instruments relating to any of the Qualified Loans and not delivered to the Custodian as part of the Mortgage File shall be held by the Seller in trust for the benefit of Farmer Mac.

           (e) In the event that, in connection with any Qualified Loan, the Seller cannot deliver or cause to be delivered the Assignment (or blanket Assignment, if applicable) or intervening assignment with evidence of recording indicated thereon, the Seller shall deliver or cause to be delivered to the Custodian a photocopy, certified to be true and correct, of such Assignment. The Seller shall deliver or cause to be delivered to the Custodian such Assignment or intervening assignment with evidence of recording indicated thereon promptly upon receipt thereof from the public recording official or, in the event the original recorded Assignment or intervening assignment is retained by the public recording office or, if the Seller certifies that the original recorded Assignment or intervening assignment, as applicable, is lost, a copy of such recorded Assignment or intervening assignment, as applicable, certified by the public recording office.

           (f) The Seller shall execute, acknowledge and deliver all other documents furnished it by Farmer Mac as may be necessary to effectuate the transfer to Farmer Mac or its designee of all right, title and interest in and to the Qualified Loans and the Mortgages.

           (g) If the Custodian finds any document or documents constituting a part of a Mortgage File to be missing, mutilated, torn, damaged or defective on its face, the Custodian shall notify the Seller in writing. The Seller shall then correct or cure such omission or defect or cause such omission or defect to be corrected or cured within 90 days from the date of such notification. If (x) the Seller does not correct or cure such omission or defect or cause such omission or defect to be corrected or cured within such period and (y) such omission or defect relates to any document identified in Section 2.2(b), the Seller shall either (A) replace the related Qualified Loan or cause the related Qualified Loan to be replaced with one or more Eligible Substitute Qualified Loans in the manner and subject to the conditions set forth in Section 4.3 or (B) purchase such Qualified from Farmer Mac by remitting the Repurchase Price with respect to such Qualified Loan to Farmer Mac on date of such purchase. Upon receipt of such Repurchase Price or Eligible Substitute Qualified Loan, Farmer Mac shall promptly release to the Seller or its designee or assignee the related Mortgage File, and shall also execute and deliver such instruments of transfer or assignment prepared or caused to be prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Qualified Loan released pursuant thereto. The foregoing remedy shall not be deemed to restrict or limit any right available to Farmer Mac against the Seller or the Originator of the related Qualified Loan.

      2.3 Conveyance of Mortgage Servicing Documents. In connection with the transfer and assignment described in Section 2.2 (a) above and the delivery described in Section 2.2 (b) above, the Seller does hereby agree to deliver to, or deposit with, Farmer Mac or its designee, all of the Mortgage Servicing Documents on or before each applicable Closing Date.

      2.4 Delivery and Payment; Place of Closing. Subject to satisfaction of the conditions precedent set forth in Section 3 hereof, on each Closing Date, the Seller shall deliver to Farmer Mac or its designee, all of the documents referred to in Section 2.2 (b), together with all interest and principal received on or with respect to the Qualified Loans from and after the Cut-Off Date (other than payments due on such Qualified Loans on or before the Cut-Off Date and other than that portion of any payment of interest received after the Cut-Off Date that represents interest accruing on or prior to the Cut-Off Date). Such delivery shall be made against payment by Farmer Mac of the cash portion, if any, of the Purchase Price to the Seller on the Closing Date by wire transfer in immediately available funds to an account designated by the Seller or by delivery to the Seller of any securities to be received by the Seller.

    SECTION 3. CONDITIONS PRECEDENT

      3.1 Conditions Precedent to Obligations of Parties. The respective obligations of Farmer Mac and the Seller hereunder are subject to the satisfaction, at or prior to each Closing Date, of the following conditions:

           (a) No Injunction, etc. No preliminary or permanent injunction or other order issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority which restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

           (b) No Proceeding or Litigation. No suit, action or governmental proceeding before any court or any Governmental Authority shall have been commenced and be pending by any Governmental Authority against Farmer Mac, the Seller or any of their respective affiliates, associates, officers, directors or agents seeking to restrain, prevent or change, in any material respect, the transactions contemplated hereby or seeking damages in any amount material to such transactions.

      3.2 Conditions Precedent to Obligation of Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to each Closing Date of the following additional conditions:

           (a) Accuracy of Representations and Warranties. The representations and warranties of Farmer Mac contained herein shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such date.

           (b) Secretary's Certificate. At or prior to the first Closing Date under this Agreement (the "initial Closing Date"), the Seller shall have received from Farmer Mac a certificate, dated the initial Closing Date, of Farmer Mac's Secretary, in the form of Exhibit B, certifying the incumbency of those officers of Farmer Mac executing this Agreement, the Loan Sale Supplement or any closing documents delivered hereunder or thereunder, together with certified copies of the resolutions of the Board of Directors of Farmer Mac authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

      3.3 Conditions Precedent to Obligation of Farmer Mac. The obligation of Farmer Mac to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to each Closing Date of the following additional conditions:

           (a) Accuracy of Representation and Warranties. The representations and warranties of the Seller contained herein shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such date.

           (b) Performance of Agreements. The Seller shall have performed and complied with, in all material respects, all obligations, agreements and covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

           (c) Secretary's Certificate. At or prior to the initial Closing Date, Farmer Mac shall have received from the Seller a Certificate of Authority, dated the initial Closing Date, of the Seller's Secretary, in the form of Exhibit C, certifying the incumbency of those officers of the Seller executing this Agreement, the Loan Sale Supplement or any closing documents delivered hereunder or thereunder, and certifying that the Seller is authorized to execute, deliver and perform this Agreement this Agreement and the consummation of the transactions contemplated herein.

      (d) Opinions of Counsel. Prior to the initial Closing Date, Farmer Mac shall have received Opinions of Counsel from counsel to the Seller, covering the matters set forth in Exhibit D.

      (e) Payment of Fees and Expenses. If specified therein, the Seller shall have made all payments of fees and expenses to Farmer Mac as set forth in the Loan Sale Supplement.

             SECTION 4. REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of Farmer Mac. Farmer Mac represents and warrants to the Seller as follows:

           (a) armer Mac is a federally chartered instrumentality of the United States duly organized, validly existing and in good standing under the laws governing its creation and existence and with corporate power and authority to conduct its business as it is currently being conducted; Farmer Mac holds all licenses, certificates and permits necessary for the conduct of its business as it is currently being conducted.

           (b) Farmer Mac has the requisite power and authority to execute and deliver this Agreement and the related Loan Sale Supplement, to accept the transfer, assignment and delivery of all of the Qualified Loans and to take all other actions and execute and deliver all other documents which are requisite or pertinent to the transactions described in this Agreement and the Loan Sale Supplement; the persons signing such documents and taking such actions on behalf of Farmer Mac have been duly authorized to do so and such documents and actions are valid, legally binding and enforceable against Farmer Mac in accordance with their terms.

           (c) No action, suit or proceeding is pending or, to the best of Farmer Mac's knowledge, threatened against Farmer Mac that would prohibit its entering into this Agreement or performing its obligations under this Agreement and the Loan Sale Supplement.

      4.2  Representations   and  Warranties  of  the  Seller.  The
Seller hereby represents and warrants to Farmer Mac as follows:

           (a) It is a federally chartered instrumentality of the United States duly organized, validly existing and in good standing under the laws governing its creation and existence and with corporate power and authority to conduct its business as it is currently being conducted; the Seller holds all licenses, certificates and permits necessary for the conduct of its business as it is currently being conducted.

           (b) It has the requisite power and authority to execute and deliver this Agreement and the Loan Sale Supplement, to transfer, assign and deliver all the Qualified Loans to Farmer Mac and to take all other actions and execute and deliver all other documents which are requisite or pertinent to the transactions described in this Agreement and the Loan Sale Supplement. The persons signing such documents and taking such actions on behalf of the Seller have been duly authorized to do so and such documents and actions are valid, legally binding and enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally or the rights of creditors of an institution of the Farm Credit System and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

           (c) No action, suit or proceeding is pending or, to the best of its knowledge, threatened against it that would prohibit its entering into this Agreement or performing its obligations under this Agreement and the Loan Sale Supplement.

           (d) The Seller hereby represents and warrants to Farmer Mac that as of each Closing Date (or, if otherwise specified below, as of the date so specified) with respect to the Qualified Loans:

                      The information set forth in the Schedule of Qualified Loans is true and correct.

                      Each  Mortgage  File  contains the  documents  required by
           Section 2.2(b) of this Agreement.

                      Each Qualified Loan conforms in all material respects to the provisions of the Securities Guide, including, but not by way of limitation, the following:

                     (A) Each Qualified Loan was originated by an "Originator" as that term is defined in the Securities Guide.

                     (B) The Borrowers under each Qualified Loan are "Eligible Borrowers" as that term is defined in the Securities Guide.

                     (C) Except as otherwise identified in writing by the Seller, none of the Borrowers under any Qualified Loan are "Related Borrowers" as that term is defined in the Securities Guide with respect to any Borrowers under any other Qualified Loan sold by the Seller pursuant to this Agreement.

                     (D) Each Qualified Loan is a "Qualified Loan" as that term is defined in the Securities Guide.

                      The Qualified Loan:

                     (A) is principally secured by real property (i.e., had a loan-to-value ratio at origination not in excess of 125% and, as of the Cut-Off Date, the Loan-to-Value Ratio is not in excess of 70%); and

                     (B) is not secured by any collateral having material value other than the Mortgage and any Additional Collateral Documents that evidence rights or interests in the Mortgaged Property.

                           (A) Any security agreement, chattel mortgage or equivalent document that is related to the Mortgage has been delivered to Farmer Mac or its designee and is a valid and subsisting lien on the property described in such document.

                     (B) The related Mortgage is a valid first lien on the fee title to the related Mortgaged Property. The Mortgaged Property is free and clear of all mechanics' liens, materialmen's liens or similar types of liens. There are no rights outstanding that could result in any of such liens being imposed on the Mortgaged Property.

                     (C) Appropriate UCC filing statements on fixtures and personal property have been filed and a UCC search has been conducted indicating a security interest in such fixtures and personal property.

                       In connection with the origination of the Qualified Loan, a lender's title insurance policy was issued by a title insurance company acceptable to Farmer Mac, or, if such policy is unavailable, an opinion of counsel was delivered by an attorney or firm of attorneys rated at least "BV" by Martindale-Hubbell (or approved by Farmer Mac if no such rating is available). The title insurance insures (or the title opinion assures) that a lien of the priority described in clause (v)(B) of this subsection secures the Mortgage
           Note, and that the property is not subject to encumbrances except those taken into account in the appraisal which established the Appraised Value or which are customarily acceptable to lenders in the area and do not materially impair the value of the property.

                        Each of the Mortgage Note and Mortgage (including any amendments or modifications to either such document) and each additional security document that evidences rights or interests in the Mortgaged Property has been properly signed, and is the legal, valid and binding obligation of the Borrower, enforceable by Farmer Mac and its successors and assigns in accordance with its terms.

                       The Mortgage contains customary and enforceable provisions that permit the holder of the Mortgage to obtain marketable title to the Mortgaged Property upon the Borrower's default under the Mortgage Loan. There is no exemption available to the Borrower that would interfere with the right to sell the Mortgaged Property or to foreclose the Mortgage, except for state statutes or regulations respecting rights of redemption or mediation or rights to cure defaults or require restructuring of loans, moratoria on foreclosures or payments, rights of first refusal or homestead rights; provided that no homestead rights exempt from foreclosure any portion of the Mortgaged Property if the value of the remainder of such property would result in a loan-to-value ratio of more than 70% at the Cut-Off Date.

                       The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Qualified Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

                       The Mortgage Note is payable in monthly, quarterly, semi-annual or annual installments (as specified in the Schedule of Qualified Loans), so as to result in complete amortization (after a final payment of principal that may be substantially disproportionate to the other scheduled payments of principal) of the Mortgage Loan over the stated or calculated term. The Qualified Loans do not provide for negative amortization of interest.

                       Neither the Mortgage nor the Mortgage Note is usurious and each meets or is exempt from any applicable usury laws or regulations.

                        All relevant material requirements of federal, state and local laws, rules and regulations then applicable to the making, servicing and assigning of the Qualified Loan were complied with, including, without limitation, equal credit opportunity, disclosure and truth-in-lending laws.

                       There are no tax or insurance escrow deposits or escrow payments relating to the Qualified Loan.

                       The Mortgage provides that the holder may make advances under the Mortgage to protect the holder's interest in the Mortgaged Property and to protect the Mortgaged Property from loss. Repayment of such advances (including reasonable costs and attorney's fees) plus interest at a default rate of interest is an obligation of the Borrower, secured by the Mortgage.

                       The Mortgage Note provides either that: (i) any Installment Payment not received by the fifteenth day of the month in which it is due shall accrue interest at a default rate; or (ii) a late charge equal to a percentage of the delinquent Installment Payment must be paid as a penalty if such Installment Payment is not received by the fifteenth day of the month in which it is due.

                       The Qualified Loan is not subject to any right of rescission, set-off, counterclaim or defense.

                       The Mortgage has not been satisfied, canceled or subordinated. There have been no material modifications or amendments to the Mortgage or other principal mortgage documents except as contained in the Mortgage File delivered to Farmer Mac or its designee.

                       There are no defaults under the Mortgage or Mortgage Note and all taxes, governmental assessments, insurance premiums, water, sewer, and municipal charges relating to the Mortgaged Property that previously became due and owing have been paid.

                        The Qualified Loan has been either not more than: (x) 30 days delinquent in payment of principal or interest during the twelve months preceding the Cut-Off Date or (y) 60 days delinquent in payment of principal or interest during the three years preceding the Cut-Off Date; and

                       The Seller has not advanced funds to, or induced, solicited or knowingly received any advance of funds (nor will the Seller advance funds, or induce, solicit or knowingly receive any advance of funds) from a party other than the Borrower, directly or indirectly, for the payment of any amount required under the Qualified Loan other than short term loans made in the ordinary course of business.

                       An appraisal to establish the Appraised Value of the related Mortgaged Property has been conducted in accordance with the Appraisal Standards.

                       All of the improvements on the Mortgaged Property that were included for the purpose of determining the Appraised Value are within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                       The structures included in the appraisal establishing the Appraised Value of the Mortgaged Property are free of material damage and are in good repair.

                       All improvements on the Mortgaged Property included in the Appraised Value are insured against loss by a Standard Hazard Insurance Policy that conforms to the requirements of the Securities Guide.

                       Any applicable zoning laws or regulations or any inspections, licenses or certificates required with respect to the use and occupancy of the related Mortgaged Property were complied with, duly made or issued, as the case may be.

                       The Seller or its agent has physically inspected the related Mortgaged Property and observed its main activities within 180 days prior to the Cut-Off Date and has observed that activities on such Mortgaged Property appeared to have been conducted in a manner conforming to sound environmental practices as currently understood and, to the best of Seller's knowledge:

                           (A) the Borrower has handled on the property only Hazardous Materials customarily used in the operation of a farm or ranch, including ordinary cleaning fluids, fuel oil, fertilizers and pesticides, and only in accordance with any applicable Environmental Statute;

                     (B) the Borrower has not otherwise produced or disposed of Hazardous Materials on the Mortgaged Property;

                     (C) there has been no discharge of Hazardous Materials into waters on or adjacent to the Mortgaged Property, or onto lands from which such substances might seep, flow or drain into such waters in a manner which violates any Environmental Statute; and

                     (D) there has been no event that could give rise to a claim under any Environmental Statute or under common law, pertaining to Hazardous Materials on or originating from the Mortgaged Property or any other real property owned or occupied by the Borrower or arising out of the conduct of the Borrower, including pursuant to any Environmental Statute.

                        There is no proceeding pending, currently occurring or, to the best of Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property.

                      The Seller knows of nothing involving the Mortgage, the Mortgaged Property, the Borrower, or the Borrower's credit standing that can reasonably be expected to: (a) cause private institutional investors to regard the Mortgage as an unacceptable investment (b) cause the Mortgage to become delinquent or (c) adversely affect the Mortgage's value or marketability.

                      The Qualified Loan is not cross-collateralized with any other mortgaged properties not subject to this Agreement and there are no lenders who own a participation interest in the Qualified Loan.

                       To the extent necessary to preserve the value of the Mortgaged Property, a security interest has been properly perfected in any water rights and entitlements associated with the Mortgaged Property and such documentation has been obtained as may be necessary to insure the delivery of water to the Mortgaged Property.

                       The Mortgaged Property is contiguous to a public thoroughfare, or includes such rights-of-way or easements so that a public thoroughfare provides for reasonable ingress and egress to such property.

                       The proceeds of the Qualified Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees, transfer taxes, and expenses incurred in making, closing or recording the Qualified Loan have been paid.

      Upon discovery by either the Seller or Farmer Mac (including a designee of Farmer Mac) of a breach of any of the representations and warranties set forth in this section 4.2 (b), the Person discovering such breach shall give prompt written notice to the other party. Within 90 days of its discovery or its receipt of notice of any such breach, the Seller shall either (i) cure such breach in all material respects, (ii) purchase the related loan from Farmer Mac by the deposit of the Repurchase Price into an account designated by Farmer Mac, or (iii) replace such Qualified Loan with one or more Eligible Substitute Qualified Loans (but only if such replacement will not have adverse tax or other economic consequences to Farmer Mac or its assignee) in the manner and subject to the conditions set forth in Section 4.3.

      It is understood and agreed by the parties hereto that the representations and warranties set forth in this subsection 4.2 shall survive delivery of the respective Mortgage Files to Farmer Mac, and delivery thereof by Farmer Mac to its designee, and that all representations and warranties are made by Seller for the express benefit of Farmer Mac and its designee, and that such parties are expressly authorized by Seller to rely on such representations and warranties.

      4.3 Replacement of Defective Loans. If the Seller elects to replace a Defective Qualified Loan pursuant to Section 2.2(g) or the penultimate paragraph of Section 4.2, the Seller shall on the date of substitution:

           (a) convey one or more Eligible Substitute Qualified Loans and deliver the related Mortgage Files to Farmer Mac or its designee as provided in subsection 2.2; and

           (b) deposit or cause to be deposited in an account designated by Farmer Mac no later than the date of substitution the related Substitution Adjustment Principal Amount, if any, plus (i) interest on such Substitution Adjustment Principal Amount at the Mortgage Rate of the related Defective Qualified Loan from the previous Due Date for such Defective Qualified Loan (or, if there has been no Due Date for such Defective Qualified Loan subsequent to the Cut-Off Date, from the Cut-Off
      Date) to the date of substitution and (ii) interest on the unpaid principal balance of the related Defective Qualified Loan at the Mortgage Rate thereof from the Cut-Off Date or any Due Date as to which the related Installment Payment had been made to any Due Date prior to the date of substitution as to which the related Installment Payment remains delinquent as of the date of substitution; and

           (c) deliver to Farmer Mac an Officer's Certificate certifying that the requirements of this Agreement with respect to the replacement of Defective Qualified Loans have been met.

      4.4 Absolute and Unconditional Obligation. The Seller agrees that its obligation to cure, repurchase or substitute a Qualified Loan pursuant to
Section 4.2 is absolute and unconditional and that it will make any such cure, repurchase or substitution irrespective of any defense, claim, set-off, recoupment, abatement or other right that it may have against Farmer Mac or any other Person, or of any amendment, supplement, waiver or other circumstance, whether similar or dissimilar, which in any manner would constitute a legal or equitable excuse for non-performance by it of such obligation to cure, purchase or substitute.

                       SECTION 5. COVENANTS

      5.1  Affirmative Covenants of the Seller.

           (a) Further Assurances. The Seller agrees, from time to time, at its expense, to execute and deliver promptly to Farmer Mac all further instruments and documents, and take all further action, that may be reasonably necessary, or that Farmer Mac may reasonably request, in order to effectuate the purposes of this Agreement or the Loan Sale Supplement.

           (b) Access to Documentation. Upon the prior written request of Farmer Mac received reasonably in advance, the Seller shall provide representatives of Farmer Mac reasonable access to documentation regarding the Qualified Loans during normal business hours at the offices of the Seller designated by it. The Seller shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose.

                    SECTION 6. INDEMNIFICATION

      6.1 General. Each party agrees to pay the reasonable costs of the other party if such other party prevails in an action to enforce or remedy the breach or violation of this Agreement by such party.

      6.2 Breaches of  representations  and warranties.  The remedy set forth in
Section 4.2 with respect to breaches of representations and warranties by the Seller shall not be deemed to restrict or limit any right available to Farmer Mac against the Seller with respect to the Qualified Loans. The Seller agrees to hold Farmer Mac and any assignee of Farmer Mac harmless against any loss or expense (including any incidental or indirect cost) incurred (or to be incurred, as such costs are incurred) to the extent that such loss or expense can reasonably be determined by Farmer Mac to have been (or to be) the result of such breach.

                     SECTION 7. MISCELLANEOUS

      7.1 Loan Sale Supplements. A Loan Sale Supplement identifying the Qualified Loans to be sold to Farmer Mac by the Seller on each Closing Date and establishing the terms of such sale shall be substantially in the form annexed hereto as Exhibit A (with such changes thereto as Farmer Mac and the Seller shall agree to), shall have attached thereto a Schedule of Qualified Loans dated as of the date thereof and shall be executed by Farmer Mac and the Seller as of the related Closing Date. Each Loan Sale Supplement shall identify and relate to the particular Qualified Loans. Such Schedule of Qualified Loans shall list all Qualified Loans sold to Famer mac by Seller on the related Closing Date and shall show as to each Qualified Loan the information provided for in Exhibit 2 to the Loan Sale Supplement. The Loan Sale Supplement together with this Master Loan Sale Agreement shall constitute the Loan Sale Agreement with respect to the related Qualified Loans.

      7.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Farmer Mac, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive or any rights, remedies, powers or privileges provided by law.

      7.3 Counterparts. This Agreement may be executed in any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      7.4 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW. TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE STATE OF NEW YORK.

      7.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) two business days after it is mailed, certified or registered, return receipt requested, with postage prepaid, (c) when sent by telex, telegram or telecopy (with receipt confirmed) or (d) one business day after it is sent by Express Mail, FedEx or other express delivery service, as follows:

           (a)  if to the Seller, to it at:

                [Seller]
                [Address]
                Attention:
                Telecopy Number:

           (b)  if to Farmer Mac, to it at:

                Federal Agricultural Mortgage Corporation
                919 Eighteenth St., N.W.
                Suite 200
                Washington, DC  20006
                Attention:  Vice President - Mortgage-Backed
Securities
                Telecopy Number: 202-872-7713

or to such other persons, addresses and telecopier numbers as a party shall specify as to itself by notice in writing to the other party.

      7.6 Survival and Termination of Agreement. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement until the later of the receipt by Farmer Mac or its assignee of payment in full in respect of all Qualified Loans and the satisfaction of all of the Mortgages.

      7.7 Entire Agreement. This Agreement (which, for this purpose, includes the Loan Sale Supplement) sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.

      7.8 Waiver of Jury Trial. The Seller and Farmer Mac hereby irrevocably and unconditionally waive trial by jury in any legal action or preceding relating to this Agreement or the Loan Sale Supplement.

      7.9 Severability. Any provision of this Agreement or the Loan Sale Supplement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of any such provision in any other jurisdiction.

      7.10 Assignability. Except as herein contemplated, neither this Agreement nor the Loan Sale Supplement shall be assigned by either of the parties hereto without the prior written consent of the other party; provided, however, that Farmer Mac may assign this Agreement to any affiliate of Farmer Mac without prior notice or consent of the Seller.

      7.11 Third Party Beneficiaries. Any assignee or designee of Farmer Mac, including an assignee holding the Qualified Loans for the benefit of holders of securities guaranteed by Farmer Mac, is a third party beneficiary to this Agreement or the Loan Sale Supplement entitled to enforce the representations and warranties, indemnities and obligations of the parties hereto. Except as otherwise provided, the parties to this Agreement hereby manifest their intent that no third party other than such assignee or designee, including an assignee for the benefit of such holders of securities, shall be deemed a third party beneficiary of this Agreement or the Loan Sale Supplement, and specifically that the Borrowers are not third party beneficiaries of this Agreement or the Loan Sale Supplement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               [SELLER]




                               By:
                                    Name:
                                    Title:


                          FEDERAL AGRICULTURAL MORTGAGE
                               CORPORATION,



                               By:
                               Name:Henry D. Edelman
                               Title:     President and Chief
Executive Officer

                                    EXHIBIT A








===================================================================
                       LOAN SALE SUPPLEMENT

                              between


                             [SELLER]


                                and




             FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                            dated as of

                           June 1, 1996
===================================================================

                                                          EXHIBIT B

             FEDERAL AGRICULTURAL MORTGAGE CORPORATION

               Secretary's Certificate of Farmer Mac


I, Michael T. Bennett, hereby certify that I am the duly elected or appointed Secretary of the Federal Agricultural Mortgage Corporation ("Farmer Mac"), and further certify as follows:

1. Attached hereto as Exhibits A, B and C, respectively, are true and correct copies of the Charter and Bylaws of Farmer Mac and the resolutions of the Board of Directors of Farmer Mac authorizing the execution, performance and delivery of the Master Loan Sale Agreement dated as of June 1, 1996 (the "Master Loan Sale Agreement") and the Loan Sale Supplement dated as of June 1, 1996 (the "Loan Sale Supplement"), each between [Seller] ("[Seller]"), as seller and Farmer Mac, each of which is in full force and effect on the date hereof.

2. Each person purporting to execute, either manually or by facsimile signature, on behalf of Farmer Mac (a) the Master Loan Sale Agreement and the Loan Sale Supplement and (b) any other document delivered in connection with the sale and purchase of the Qualified Loans and the closing related thereto was, at the respective times of such signing and delivery, and is, as of the date hereof, duly appointed, qualified and acting as such officer, and was and is duly authorized to accept the duties and make the statements provided for in such documents. The signature of each such person as it appears on any such document is the genuine signature of such person.

3. Farmer Mac has the full power and authority to enter into and consummate all transactions contemplated by the Master Loan Sale Agreement and the Loan Sale Supplement, has duly authorized the execution, delivery and performance of the Master Loan Sale Agreement and the Loan Sale Supplement and has duly executed and delivered the Master Loan Sale Agreement and the Loan Sale Supplement.

4. At the date hereof, each of the Master Loan Sale Agreement and the Loan Sale Supplement is in full force and effect as regards Farmer Mac, and the representations and warranties of Farmer Mac set forth in Section 4.1 of the Master Loan Sale Agreement are accurate and complete.

Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Master Loan Sale Agreement and the Loan Sale Supplement.

IN WITNESS WHEREOF, I have hereunto signed my name on behalf Farmer Mac on and as of this 6th day of June, 1996.

                          FEDERAL AGRICULTURAL MORTGAGE
CORPORATION



                               By:
                               Name: Michael T. Bennett
                               Title: Secretary



I, Christopher A. Dunn, a Vice President of the Federal Agricultural Mortgage Corporation, hereby certify that Michael T. Bennett is the duly appointed, qualified and acting Secretary of the Federal Agricultural Mortgage Corporation and that the signature appearing above is his genuine signature.



                               By:
                               Name: Christopher A. Dunn
                               Title: Vice President-
                                      Mortgage-Backed Securities

                                                          EXHIBIT C


                             [SELLER]

                 Secretary's Certificate of Seller


I, [ ], hereby certify that I am the duly elected or appointed Secretary of [Seller], and further certify as follows:

1. Attached hereto as Exhibits A and B, respectively, are true and correct copies of the Charter and Bylaws of [Seller] each of which is in full force and effect on the date hereof.

2. Each person purporting to execute, either manually or by facsimile signature, on behalf of [Seller] (a) the Master Loan Sale Agreement dated as of June 1, 1996 (the "Master Loan Sale Agreement") and the Loan Sale Supplement dated as of June 1, 1996 (the "Loan Sale Supplement"), each between [Seller], as seller, and the Federal Agricultural Mortgage Corporation, as purchaser, and (b) any other document delivered in connection with the sale and purchase of the Qualified Loans and the closing related thereto was, at the respective times of such signing and delivery, and is, as of the date hereof, duly appointed, qualified and acting as such officer, and was and is duly authorized to accept the duties and make the statements provided for in such documents. The signature of each such person as it appears on any such document is the genuine signature of such person.

3. [Seller] has the full power and authority to enter into and consummate all transactions contemplated by the Master Loan Sale Agreement and the Loan Sale Supplement, has duly authorized the execution, delivery and performance of the Master Loan Sale Agreement and the Loan Sale Supplement and has duly executed and delivered the Master Loan Sale Agreement and the Loan Sale Supplement.

4. At the date hereof, each of the Master Loan Sale Agreement and the Loan Sale Supplement is in full force and effect as regards [Seller], and the representations and warranties of [Seller] set forth in Section 4.2 of the Master Loan Sale Agreement are accurate and complete.

Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Master Loan Sale Agreement and the Loan Sale Supplement.

IN WITNESS WHEREOF, I have hereunto signed my name on behalf [Seller] on and as of this _th day of ____, 199_.

                               [SELLER]



                               By:
                                    Name:
                                    Title:      Secretary



I,                                                                ,
a          of           [Seller,           hereby           certify
that _______________ is the duly appointed, qualified and acting Secretary of [Seller] and that the signature appearing above is [his/her] genuine signature.



                               By:
                                    Name:
                                    Title:

                                                          EXHIBIT D

            [FORM OF OPINION OF COUNSEL TO THE SELLER]


                      [Letterhead of [ ]Esq.]


                                              , 1996



Federal Agricultural Mortgage Corporation
919 18th Street, N.W.
Suite 200
Washington, DC   20006

                  Re:   Sale of Qualified Loans

Dear Sir or Madam:

      I have acted as counsel to [Seller], a [ ] (the "Seller") in connection with the sale of Qualified Loans (the "Qualified Loans") to Farmer Mac pursuant to the Master Loan Sale Agreement dated as of June 1, 1996 (the "Master Loan Sale Agreement") and the Loan Sale Supplement dated as of June 1, 1996, each between [the Seller], as Seller and Farmer Mac. Unless indicated otherwise, all capitalized terms used herein shall have the meanings assigned to them in the Loan Sale Supplement.

      In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

      As to matters of fact, I have examined and relied upon representations of the parties contained in each of the Master Loan Sale Agreement and the Loan Sale Supplement and, where I have deemed appropriate, representations or certifications of officers of [Seller] or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for [Seller], had the corporate power and authority to enter into and perform all obligations under such documents, and, as to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents. I have further assumed the conformity of the Qualified Loans and related documents to the requirements of each of the Master Loan Sale Agreement and the Loan Sale Supplement.

      In rendering this opinion letter, I do not express any opinion concerning the securities laws of any jurisdiction. I do not express any opinion on any issue not expressly addressed below.

      Based upon the foregoing, I am of the opinion that:

      (a) [Seller] is an instrumentality duly organized, validly existing and in good standing under the laws of the United States, with corporate power and authority to conduct its business as it is currently being conducted.

      (b) [Seller] has the requisite power and authority to execute and deliver each of the Master Loan Sale Agreement and the Loan Sale Supplement and to perform its obligations under such Agreements.

      (c) Each of the Master Loan Sale Agreement and the Loan Sale Supplement has been duly authorized, executed and delivered by [Seller] and constitutes a valid and binding agreement of [Seller], enforceable against [Seller] in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (d) There are no actions, proceedings or investigations pending, or to the best of my knowledge, threatened against [Seller] before any court, administrative agency or other tribunal (a) asserting the invalidity of either of the Master Loan Sale Agreement or the Loan Sale Supplement, (b) seeking to prevent the consummation of any of the transactions contemplated by the Master Loan Sale Agreement and the Loan Sale Supplement, or (c) that might reasonably be expected to materially and adversely affect the performance by [Seller] of its obligations under, or the validity or enforceability of, either of the Master Loan Sale Agreement or the Loan Sale Supplement.

        (e) Neither the consummation of any other of the transactions contemplated by the Master Loan Sale Agreement and the Loan Sale
      Supplement nor the compliance by [Seller] with any of the provisions thereof will conflict with, constitute a default under or violate any applicable [Seller's state] or federal laws or regulations.

        (f) No consent, approval, authorization or order of any court, regulatory or supervisory authority or governmental agency or body is required for the consummation by [the Seller] of the transactions contemplated in each of the Master Loan Sale Agreement and the Loan Sale Supplement or for the performance by [the Seller] of the transactions or obligations contemplated in therein.

        (g) [the Seller] is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, county or municipal agency, which default might have consequences that would materially and adversely affect its condition (financial or other), operations or properties or might have consequences that would materially and adversely affect its performance under each of the Master Loan Sale Agreement and the Loan Sale Supplement.

I am a member of the bar of the State of [ ] and express no opinion as to the laws of any jurisdiction other than those of the State of [ ] and the laws of the United States of America.

I am furnishing this opinion letter to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very Truly yours,